Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-45442 and No. 2-89104 on Form S-8 and Registration Statements No. 333-73311 and No. 333-42586 on Form S-3 of Lennar Corporation of our reports dated January 9, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 28, 2001